UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2003

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 784-8000

(Former Name or Former Address, if Changed Since Last Report)

Item 12.	Results of Operations and Financial Condition.

On October 30, 2003, Chiquita Brands International, Inc. issued a press release to report third quarter 2003 results and related matters. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein are furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2003	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/s/ William A. Tsacalis

William A. Tsacalis Vice President, Controller and Chief Accounting Officer